AMENDMENT NO. 5 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY GOVERNMENT INCOME TRUST

THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED AGREEMENT
AND DECLARATION OF TRUST is made as of the 16th day of
February, 2010, by the Trustees hereunder.

WHEREAS, the Board of Trustees have determined that it
is in the best interests of American Century Government
Income Trust (the “Trust”) to change the name of the Advisor
Class of Shares to the A Class of Shares for the series titled
Inflation-Adjusted Bond Fund, Ginnie Mae Fund, Government Bond
Fund, and Short-Term Government Fund; and

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to add an C Class of Shares and
a R Class of Shares of the series titled Inflation-Adjusted Bond Fund,
Government Bond Fund, and Short-Term Government Fund; and

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to add an Institutional Class of Shares of the
series titled Government Bond Fund and Short-Term Government Fund; and

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to add a C Class of Shares of the series titled
Ginnie Mae Fund.

NOW, THEREFORE, BE IT RESOLVED, each of the aforementioned actions shall take effect as of March 1, 2010; and

FURTHER RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Government Income Trust

/s/Jonathan S. Thomas    /s/ Peter F. Pervere
Jonathan S. Thomas    Peter F. Pervere

/s/John Freidenrich    /s/Myron S. Scholes
John Freidenrich    Myron S. Scholes

/s/Ronald J. Gilson    /s/John B Shoven
Ronald J. Gilson    John B. Shoven

/s/Frederick L. A. Grauer   /s/Jeanne D. Wohlers
Frederick L.A. Grauer    Jeanne D. Wohlers

SCHEDULE A

American Century Government Income Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

         Date of
Series      Class   Establishment

Capital Preservation Fund   Investor  03/16/1997

Government Bond Fund    Investor  09/08/1992
(formerly Long-Term Treasury Fund)  Institutional  03/01/2010
      A Class   08/01/1997 *
      C Class   03/01/2010
      R Class   03/01/2010

Short-Term Government Fund   Investor  09/03/1991
      Institutional  03/01/2010
      A Class   08/01/1997 *
      C Class   03/01/2010
      R Class   03/01/2010

Ginnie Mae Fund     Investor  09/23/1985
(formerly GNMA Fund)     Institutional  07/27/2007
      A Class   08/01/1997 *
      C Class   03/01/2010
      R Class   07/27/2007

Inflation-Adjusted Bond Fund   Investor  02/16/1996
(formerly Inflation-Adjusted Treasury Fund) Institutional  03/01/2002
      A Class   08/01/1997 *
      C Class   03/01/2010
      R Class   03/01/2010

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

* Formerly Advisor Class; name changed to A on March 1, 2010.